As filed with the Securities and Exchange Commission on June 1, 2000
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC  20549
                      ____________________________________

                                    FORM SB-2
                             Registration Statement
                        Under the Securities Act of 1933
                      ____________________________________
                             BERENS INDUSTRIES, INC.
             (Exact name of Registrant as specified in its charter)

     NEVADA                          7389                       87-05065948
(State or other jurisdiction   (Primary  Standard             (I.R.S. Employer
of  incorporation  or      Industrial  Classification     Identification Number)
     organization)                Code  Number)


        701 N. POST OAK, SUITE 350, HOUSTON, TEXAS 77024, (713) 682-7400
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 MARC I. BERENS
                             BERENS INDUSTRIES, INC.
                           701 N. POST OAK, SUITE 350
                      HOUSTON, TEXAS 77024, (713) 682-7400
  (Name, address, including zip code, and telephone number, including area code, of agent for service)


                                   Copies to:
                             THOMAS C. PRITCHARD OR
                                 CAVAS S. PAVRI
                            BREWER & PRITCHARD, P.C.
                           THREE RIVERWAY, 18TH FLOOR
                              HOUSTON, TEXAS  77056
                              PHONE (713) 209-2950
                            FACSIMILE (713) 659-2430
                              _____________________

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [  ]

                                 CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF       AMOUNT     PROPOSED MAXIMUM    PROPOSED MAXIMUM       AMOUNT OF
    SECURITIES TO BE         BEING       OFFERING PRICE        AGGREGATE       REGISTRATION FEE
       REGISTERED          REGISTERED     PER SHARE(1)     OFFERING PRICE(1)
-------------------------  ----------  ------------------  ------------------  -----------------
Common Stock to be Resold   1,692,380  $             1.75  $        2,961,665  $             782
-------------------------  ----------  ------------------  ------------------  -----------------

TOTAL . . . . . . . . . .   1,692,380  $             1.75  $        2,961,665  $             782
-------------------------  ----------  ------------------  ------------------  -----------------

(1)     Estimated  solely  for  the purpose of calculating the registration fee pursuant to Rule
457,  based  on  the  closing  price  per  share of $1.75 on May 25, 2000 as reported on the OTC
Electronic  Bulletin  Board.
_________________________

          The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

SUBJECT  TO  COMPLETION,  DATED  JUNE  1,  2000

PRELIMINARY  PROSPECTUS

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell the common stock covered by this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell the common stock and it is not soliciting an offer to buy the common stock in any state where the offer or sale is not permitted.

                                 _______________

                             BERENS INDUSTRIES, INC.

                   RESALE OF 1,692,380 SHARES OF COMMON STOCK

     This prospectus relates to the resale of shares of our common stock by the stockholders listed in this prospectus, which is not being underwritten. We will not receive any proceeds from the sale of these shares.

     Our common stock trades on the OTC Electronic Bulletin Board under the symbol BEII. On May 22, 2000, the last reported bid price of our common stock was $1.687.

     THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS. WE URGE YOU TO READ THE "RISK FACTORS" SECTION BEGINNING ON PAGE 6 ALONG WITH THE REST OF THIS PROSPECTUS BEFORE YOU MAKE YOUR INVESTMENT DECISION.

     NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           ___________________________


             THE DATE OF THIS PROSPECTUS IS ________________ , 2000

                                    TABLE OF CONTENTS


                                                                                     PAGE

Prospectus Summary. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
Risk Factors. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
Price Range of Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
Dividend Policy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
Management Discussion And Analysis Of Financial Condition And Results Of Operations    12
Business. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
Management. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    24
Related Party Transactions. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    26
Principal Stockholders. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 27
Description of Capital Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . .    29
Shares Available For Future Sale. . . . . . . . . . . . . . . . . . . . . . . . . .    33
Selling Stockholders. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    35
Plan of Distribution. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    37
Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    39
Legal Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    39
Where You Can Find More Information . . . . . . . . . . . . . . . . . . . . . . . .    39
Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   F-1

                               PROSPECTUS SUMMARY

     This summary highlights selected information contained in this prospectus. to understand this offering fully, you should read the entire prospectus carefully, including the risk factors beginning on page 6 and the financial statements. Unless otherwise indicated, this prospectus assumes that no outstanding options or warrants are exercised.

                             BERENS INDUSTRIES, INC.

     Berens Industries, Inc., through its wholly owned subsidiary, Artmovement.com, Inc., is a development-stage company focused on delivering one of the Internet's first private-label auction networks for the art and antique world.

     Our auction software solution, Streaming Auctions, will enable art galleries, retailers, wholesalers, and antique shops to create their own auction markets on their own web sites. Our software will allow clients to benefit from Internet auction commerce without having to utilize large auction sites, and without having to sacrifice their private label.

     Through our web site at Artmovement.com, our Streaming Auctions clients will be able to take advantage of our networked auction solutions. This will allow clients to include their inventory on other Artmovement.com client's web sites. Our goal is to create a community of small to medium sized art galleries, all of which can benefit from each other's web traffic and promotion.

     Business  Strategy

     Our goal is to become a leading provider of out-sourced, networked e-commerce services for the art and antique markets. Key elements of our strategy include:

     -     expanding  the  reach  and  scope  of  the  Artmovement  network;

     -     increasing  traffic  and transactions across the Artmovement Network;

     -     continuing  to  provide  new  service  offerings;  and

     - leveraging our expertise to further penetrate the business-to-business market.

     Our principal executive offices are located at 701 N. Post Oak, Suite 350, Houston, Texas 77024, and our telephone number is (713) 682-7400. All references to we, our, or us refer to Berens Industries, Inc., a Nevada corporation, and our subsidiaries.

                                   THE OFFERING


Common stock outstanding              19,684,880 shares.

Common stock to be offered            1,692,380 shares.

Market for our common stock           Our common  stock currently  trades on the
                                      OTC  Bulletin Board under the symbol BEII.
                                      The market for common stock is highly volatile. We can provide no assurance that there will be a market in the future for our common stock.

                             SUMMARY FINANCIAL DATA

     The  following  table  contains  historical  and  operating  data of Berens
Industries:

     - for the two fiscal years ended December 31, 2000 and 1999, which is derived from our consolidated audited financial statements; and

     - for the three month periods ended March 31, 2000 and 1999, which is derived from our unaudited financial statements.

                                   THREE  MONTHS  ENDED       YEAR  ENDED
                                        MARCH  31,           DECEMBER  31,
                                     2000       1999       1999      1998(1)
                                  ----------  --------  -----------  --------
                                      (UNAUDITED)             (AUDITED)
INCOME  STATEMENT  DATA

Revenue                           $ 12,551     $    -   $  2,543     $     -
  Website development costs               -         -    5,263,157         -
  Loss from operations             (188,384)   (1,543)   6,421,988    (2,158)
  Net loss                         (188,384)   (1,543)   6,421,988    (2,158)
  Basic and dilutive net loss
    per share                         (0.01)    (0.01)       (1.39)    (0.01)

BALANCE SHEET DATA

  Total assets                    $ 490,777   $     -   $   91,886   $     -
  Working capital deficit           409,593    (9,307)    (101,283)        -
  Total liabilities                  75,370     9,307      185,888     5,606
  Stockholders' equity (deficit)    415,407    (9,307)     (94,002)   (5,606)

(1) The recapitalization of Berens Industries, Inc. did not occur until February 26, 1999. The balance sheet at December 31, 1998 is the balance sheet of National Air Corporation prior to the recapitalization transaction described in Management's Discussion and Analysis of Financial Condition and Results of Operations.

                                  RISK FACTORS

WE  HAVE  A  LIMITED  OPERATING  HISTORY  AND  OUR  FUTURE SUCCESS IS UNCERTAIN.

     We began our current operations in February 1999, and have a limited operating history for you to analyze or to aid you in making an informed judgment concerning the merits of an investment in our securities. Although we have begun to implement our business strategy, we have to date conducted limited revenue generating operations. Therefore, we can provide no assurance that we will be able to generate significant revenue from our proposed operations in the future.

OUR  BUSINESS  STRATEGY  REQUIRES  SIGNIFICANT  CAPITAL THAT WE DO NOT CURRENTLY
HAVE.

     Our business strategy requires significant capital. We do not currently have sufficient capital to fully execute our business strategy, and we do not have commitments for the capital. Although we are actively seeking additional funding, there is no assurance that we will be able to raise additional funding in the future. If we are able to raise additional capital, there is no assurance that we will be able to raise the capital on favorable terms.

WE  EXPECT  TO  CONTINUE  TO  HAVE  LOSSES  AND  WE MAY NEVER BECOME PROFITABLE.

     We cannot assure you that we will ever achieve profitability or, if we ever achieve profitability, that it will be sustainable. Since inception in February 1999 until March 31, 2000, we generated revenues of $15,094 and incurred a net operating loss of $6,610,372.

     We  anticipate  increased  expenses  as  we  continue  to:

     -     expand  and  improve  our  infrastructure;

     -     expand  our  sales  and  marketing  efforts;  and

     -     pursue  additional  industry  relationships.

     As an early-stage company, we do not have the operating experience to estimate what the extent of these expenditures will be at this time, but they will increase as we expand. In order to become profitable in the future, we will need to substantially increase our revenues.

WE DEPEND ON KEY PERSONNEL IN AN INDUSTRY THAT HAS A SHORTAGE OF QUALIFIED PERSONNEL.

     Our success is substantially dependent on the continued service and performance of our senior management and key personnel. The loss of the services of any of our key management could have a negative effect on our business. If we do lose any of these people, we will be required to hire new employees, which is time consuming and may not be possible due to the shortage of qualified personnel in our industry. We maintain life insurance policies for Marc I. Berens and Yolana Berens. Our future success also depends on our ability to attract, hire, and retain other highly skilled personnel.

Competition for personnel in our industry is intense, and we may not be able to successfully attract, assimilate, or retain qualified personnel.

THE  HARDWARE  WE  USE  MAY  BE  DAMAGED,  EITHER PHYSICALLY OR THROUGH COMPUTER
VIRUSES.

     Our success largely depends on the efficient and uninterrupted operation of the computer and communications hardware systems we use. The hardware is vulnerable to:

     -     computer  viruses;
     -     electronic  break-ins;  and
     - physical vulnerability to damage or interruption from fire, long-term power loss, and telecommunications failures.

     These events could lead to delays, loss of data, or interruptions in service, which could subject us to liability and harm our reputation.

WE INTEND TO EXPAND OUR BUSINESS, WHICH WILL PLACE A SEVERE STRAIN ON OUR LIMITED RESOURCES.

     We expect to expand our operations, and anticipate that further significant expansion will be required to address potential growth in our customer base and market opportunities. This expansion may place a significant strain on our limited resources. We expect to hire new employees and increase our infrastructure as we expand.

IF THE MARKET FOR DYNAMIC COMMERCE DOES NOT CONTINUE TO GROW, OUR BUSINESS MAY SUFFER.

     Our success is highly dependent upon the widespread acceptance and use of the Internet for dynamic commerce. In particular, the continued adoption by buyers and sellers of online auctions and other similar pricing models on the Internet is critical to our continued growth. Use of the Internet for auctions and other forms of dynamic commerce is still at an early stage of development. We cannot be certain that acceptance of online auctions and other forms of dynamic commerce will continue to develop. Any material reduction in the growth of these markets would harm the growth of our business. The continued growth of these markets is dependent upon a number of factors, including the following:

     - the continued growth in the number of buyers and sellers who use electronic commerce services;

     - the continued market demand for dynamic pricing by buyers and sellers; and

     - the continued growth in the number of businesses who desire online auction capabilities.

DIFFICULTIES ASSOCIATED WITH OUR BRAND DEVELOPMENT MAY HARM OUR ABILITY TO ATTRACT CLIENTS.

     We believe that our growth will depend on the strengthening of our brand which is critical to achieving widespread acceptance of Streaming Auctions and Artmovement.com, particularly in light of the competitive nature of the online commerce industry. Promoting and positioning our brand will depend largely on the success of our marketing efforts and our ability to provide high quality services. To promote our brand, we will need to increase our marketing budget and increase our financial commitment to create and maintain brand loyalty among users. We intend to increase our marketing efforts and budget as our membership base expands. However, we will be severely limited in our marketing abilities, if we are not able to raise sufficient capital to fully execute our marketing strategy. In addition, these brand promotion activities may not yield increased revenues and any revenues may not offset the expenses incurred by us in attempting to build our brand.

OUR  BUSINESS  MAY  BE  HARMED  BY THE LISTING OR SALE BY OUR CLIENTS OF PIRATED
ITEMS.

     We may receive communications alleging that items listed or sold through our service by our clients infringe third-party copyrights, trademarks, trade names, or other intellectual property rights. An allegation of infringement of third-party intellectual property rights may result in litigation against us. Any litigation could be costly for us, could result in increased costs of doing business through adverse judgment or settlement, or could require us to change our business practices in expensive ways.

OUR  MARKET  IS  INTENSELY  COMPETITIVE  AND  HAS  MANY  LARGE  WELL  FINANCED
PARTICIPANTS.

     Currently, we believe that we are one of the first companies using our business model. However, we may face competition from existing online auction sites or new person-to-person trading websites that provide similar offerings in the future. Barriers to entry are relatively low and future competitors could launch new sites at a relatively low cost using commercially available software. Likewise, it would not be costly for existing online auction sites to modify their format to provide similar products or services. Many of the major online auction sites, if they were to compete with us in the future, have:

     -     longer  operating  histories;

     -     larger  user  bases;

     -     longer  relationships  with  consumers;

     -     greater  brand  or  name  recognition;  and

     - significantly greater financial, technical and marketing resources than we do.

     Competitive pressures created by any one of these companies, or by new entries offering our services could harm our business.

OUR  BUSINESS  IS  SUBJECT  TO  ONLINE  COMMERCE  SECURITY  RISKS.

     A significant barrier to online commerce and communications is the secure transmission of confidential information over public networks. Our security measures may not prevent security breaches. Our failure to prevent security breaches could harm our business. Advances in computer capabilities, new discoveries in the field of cryptography, or other developments may result in a compromise or breach of the technology used by us to protect customer transaction data. Any compromise of our security could harm our reputation and, therefore, our business. In addition, a party who is able to circumvent our security measures could misappropriate proprietary information or cause interruptions in our operations or the operations of our clients. We may need to expend significant resources to protect against security breaches or to address problems caused by breaches. Security breaches could damage our reputation and expose us to a risk of loss or litigation and possible liability.

OUR STOCK PRICE IS VOLATILE AND YOU MAY NOT BE ABLE TO RESELL YOUR SHARES AT THE PRICE YOU PAID.

     The market for our securities is highly volatile. The closing price of our common stock has fluctuated widely since our common stock began trading on the OTC Bulletin Board as Berens Industries under the symbol BEII. The stock markets have in general, and technology companies in particular, experienced extreme stock price volatility. It is likely that the price of our common stock will continue to fluctuate widely in the future.

A NOTE ABOUT THE FORWARD-LOOKING STATEMENTS IN THIS PROSPECTUS

     This prospectus, including the sections entitled "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," contains forward-looking statements. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by the forward-looking statements. These risks and other factors include those listed under "Risk Factors" and elsewhere in this prospectus.

     In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or the negative of these terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks outlined under "Risk Factors." These factors may cause our actual results to differ materially from any forward-looking statement.

     Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of these forward-looking statements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform our prior statements to actual results.

                                 USE OF PROCEEDS

     We will not receive any proceeds from the resale of the common stock offered under this prospectus.


                           PRICE RANGE OF COMMON STOCK

     Since August 27, 1999, our common stock has actively traded on the OTC Electronic Bulletin Board under the symbol BEII. The market for our common stock is highly volatile. As of April 19, 2000, there were approximately 196 holders of record of our common stock. On
May  22,  2000,  the  closing  price  of  our common stock was $1.687 per share.

     The following table provides the range of high and low bid information of our common stock since we began trading as Berens Industries as reflected by the OTC Electronic Bulletin Board. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.


FISCAL 2000                                      HIGH     LOW
-----------                                     ------  -------
       1st Quarter                              $ 4.00  $2.0625

FISCAL 1999                                      HIGH     LOW
-----------                                     ------  -------

       4th Quarter                              $2.625  $  0.90

       3rd Quarter (beginning August 27, 1999)  $2.875  $  1.50



                                 DIVIDEND POLICY

     We have not declared or paid cash dividends on our common stock to date. Our current policy is to retain earnings, if any, to provide funds for operating and expansion of our business. This policy will be reviewed by our board of Directors from time to time in light of our earnings and financial position.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

     We are a Nevada corporation involved in the development of an online auction site for exclusive paintings, other art work, and antiques. We are considered a development stage enterprise because we have not yet generated significant revenue from our primary business operations. Since inception, we have devoted substantially all of our efforts to website development activities and to the search for sources of capital to fund our efforts.

     On June 15, 1999, we were acquired by National Air Corporation in a recapitalization transaction accounted for similar to a reverse acquisition, except that no goodwill was recorded. National Air Corporation was the acquired company in the transaction, but remains the surviving legal entity for accounting purposes. Before the acquisition, National Air Corporation was a non-operating public shell corporation with no significant assets. Accordingly, the transaction was treated as an issuance of stock by us for National Air Corporation's net monetary assets, accompanied by a recapitalization. In connection with this transaction, we issued 3,755,745 shares of common stock in exchange for all outstanding shares of National Air Corporation and for consulting services associated with the transaction. Since this transaction was, in substance, a recapitalization of and not a business combination, proforma information is not presented and a valuation of our company was not performed.

     During the period from inception, February 26, 1999 to March 31, 2000, we have not generated significant revenue from our operations and may not generate significant revenue during the remainder of 2000 because we plan to use substantially all our resources for further development of our markets and for further improvements to our website operations.

     We have a limited operating history on which to base an evaluation of our business and prospects. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stages of development, particularly companies in new and rapidly evolving markets such as online commerce. We will encounter various risks in implementing and executing our business strategy. We can provide no assurance that we will be successful in addressing the risks, and the failure to do so could have a material adverse effect on our business.

RESULTS  OF  OPERATIONS

     For the period from inception in February 2000 until December 31, 1999, we generated service revenues of $2,523 and incurred an operating loss of $6,421,988. Our operating expenses for the period included of $192,139 of salaries, consulting, and professional fees associated with the development of our business. Operating expenses also included a of $5,263,157 non-cash
charge   for   website development  incurred   in   connection  with  our
acquisition  of Artmovement.com.

     For the quarter ended March 31, 2000, we generated service revenues of $12,551 and incurred an operating loss of $188,384. Our operating expenses for the period included primarily $69,525 of salaries, consulting, and professional fees, and $29,700 in license fees.

       In view of the rapidly changing nature of our business, our recent entrance into the auction market, and our limited operating history, we believe that period to period comparisons of our revenue and operating results are not necessarily meaningful and should not be relied upon as indications of our future performance.

LIQUIDITY  AND  CAPITAL  RESOURCES  AND  PLAN  OF  OPERATIONS  FOR  FISCAL  2000

     As of March 31, 2000, we had an accumulated deficit of $6,610,372 incurred entirely in 1999 and the first quarter of 2000 and funded by paid-in capital, debt, and use of our common stock in acquisitions. We had cash and cash equivalents of $429,046 as of March 31, 2000. We do not expect to make any major capital expenditures in the foreseeable future, but we do expect that operating losses will continue until our operations generate sufficient revenues to fund our continuing operations, and we cannot be sure when or if that will occur.

     We have financed our operations mainly through the sale of our common stock and we have been entirely dependent on outside sources of financing for continuation of our operations. During the three months ended March 31, 2000, we raised approximately $503,000 from a private placement of our common stock. Our acquisition of Artmovement.com for $8,263,157 in exchange for 3,755,745 shares of our common stock on December 31, 1999 was designed to give us a platform for better market penetration and access to additional capital.

     As part of our acquisition of Artmovement, we obtained a $3,000,000 receivable owed to Artmovement, of which $100,000 was received in 1999 and $161,000 in the first quarter of 2000. The remaining portion of the receivable is due June 30, 2000 with penalties for late payment. However, the obligation may be terminated by the debtor on September 1, 2000 without recourse.
Accordingly, there is no assurance that we will be able to collect this receivable. If collected, it is our belief that the approximately $2,700,000 due under this receivable will be sufficient to fund our operations for at least two years. Based on our current plan of operation we anticipate that our monthly operating expenditures will increase and will average approximately
$63,000 per month for the next twelve months. Operating expenditures include administrative expenses, website development, and professional fees. These amounts are merely estimates, and we can provide no assurance that unexpected expenses will not shorten the period of time within which our funds may be utilized.

     If we do not receive the approximately $2,700,000 due under the receivable acquired with Artmovement and if we are unable to raise alternative funding, we may have to limit our operations to an extent that we cannot presently determine. The effect on our business may include the sale of our assets or the curtailment of business operations. Based on our current monthly operating expenditures, and assuming that we are not able to raise additional external funds, we expect we will be able to use our current working capital until September 2000. Currently, we do not generate significant revenues from the services that we provide and do not expect to generate significant revenues for the foreseeable future. Although we have no commitments for capital, we may raise additional funds through:

     -     public  offerings  of  equity  securities  or  convertible  debt;

     -     private  offerings  of  equity  or  debt  securities;  or

     -     other  sources.

     Stockholders should assume that any additional funding that we obtain will cause substantial dilution to current stockholders. In addition, we may be unable to raise additional funds on favorable terms, if at all. Our capital requirements will depend on numerous factors, including the progress of our website development and marketing efforts and the economic impact of competing websites.

     Our ability to achieve profitability will depend on our ability to successfully make the transformation from a development stage enterprise to a commercially viable Internet business. We can make no assurance that we will be able to successfully make that transition.

     The report from our independent accountants includes an explanatory paragraph which describes substantial doubt concerning our ability to continue as a going concern, without continuing additional capital contributions. We may incur losses for the foreseeable future due to the significant costs associated with website development and marketing activities which will be necessary for successful commercialization of our products and services.

                                    BUSINESS

BUSINESS  CONCEPT  AND  STRATEGY

     We are a development-stage company focused on delivering one of the Internet's first private-label auction networks strictly for the art and antique world. Through our Streaming Auctions packaged software network solution, we intend to enable art galleries and antique shops with our custom ready-made network solutions to expand their market and opportunities. Our Streaming Auctions solution will provide clients with the software, infrastructure and technical support necessary to create their own Internet art and antique auction market.

     We intend to offer art galleries and antique shops using our Streaming Auctions solution, the opportunity to be connected to one of the first Internet art and entertainment portals at Artmovement.com. We believe that Streaming Auctions and Artmovement.com are unique in their fundamental ability to enable clients to explore the commercial and creative limits of the Internet medium, and that together, they will provide a complete solution for all sectors of the art and antique market.

     Our goal is to become the leading provider of outsourced, networked e-commerce services for the art and antique markets. The key elements of our strategy include:

     -     expanding  the  reach  and  scope  of  the  Artmovement  network;

     -     increasing  traffic  and transactions across the Artmovement network;

     -     continuing  to  provide  new  service  offerings;

     -     expanding  into  additional  international  markets;  and

     - leveraging our expertise to further penetrate the business-to-business market.

     Our primary approach to market penetration is two-fold: (1) attract business clients who have a long-standing reputation with art and antique patrons, and (2) develop a portal to become a conduit for Webcast events and Internet art performances that will attract more patrons. Our primary source of revenues will be from product and service-related subscriptions fees, service fees, transaction-related fees and advertising.

OUR  CORPORATE  HISTORY

     We were incorporated in January 1985 as a Nevada corporation under the name National Air Corporation. From 1985 until 1992, we engaged in the business of leasing and chartering aircraft to provide air transportation services. These operations were unsuccessful, and we ceased all activities in 1992. In June 1999, we acquired all of the issued and outstanding shares of capital stock of

Berensgallery.com, Inc., a Nevada corporation. Subsequent to this transaction, we changed our name to Berens Industries, Inc. In December 1999, we acquired all of the issued and outstanding shares of capital stock of Artmovement.com, Inc., a Nevada corporation in exchange for 12,960,000 shares of common stock to the shareholders of Artmovement.com. At the present time, Berensgallery.com does not conduct any significant business operations.

OUR  MARKET  OPPORTUNITY

     We believe the traditional art and antique markets are well suited for e-commerce because of the wide range of unique items available, the dispersed locations of potential customers, and the relatively low operating costs. In addition, we believe demographic trends, a strong economy, and the increase in home ownership have all contributed to greater spending on private collections of art, antiques, collectibles, and home decorations.

     Industry  Overview:  Traditional  Art  Market

     The art and antique market has historically been characterized by brick and mortar gallery and auction businesses organized as single galleries or small art store chains, each representing different artists and products. Individual art retailers typically attract customers by offering high quality products at competitive prices that have consumer appeal and recognized artists.

     Traditional business channels of art retailers have historically been challenged with:

     - Inventory costs. The unpredictable appeal and high cost of acquiring art inventory can create slow inventory cycles.

     -     Limited  selections.  Selection  is  often limited due to scarcity of
           original   and   limited  edition   art  and  physical  retail  space
           constraints.

     - High operating cost structures. Traditional brick and mortar galleries typically have a high cost of operations as most leading galleries are located in expensive shopping locales or in high-cost retail outlets and malls.

     - High cost of customer service. Luxury goods buyers often demand personalized customer service and sales people must be well trained and highly educated. Sales people must devote considerable time to each customer. We believe these factors combine to create a high cost in time and resources to maintain an effective gallery sales force.

     We believe that the majority of traditional art and antique market participants face numerous obstacles in establishing an online presence and generating significant traffic, such as:

     - High barriers to entry. Traditional brick and mortar galleries often achieve high profit margins, but they have spent little on computer infrastructure in the past. We estimate that to start a reputable online auction, they will need to invest heavily in software, hardware, and bandwidth.

     - High cost to market websites. E-commerce companies in every market are often spending significantly more capital on marketing their online brand than they are on development costs.

     - Must hire outside their core business. To maintain and manage a successful online presence, art and antique companies will have to hire IT staff, web designers, and programmers with which they traditionally have no experience managing.

Industry  Overview:  Internet  Art  Market

     There are now a number of on-line art galleries and collectibles retailers. These can be categorized broadly as:

     - Upscale auction houses. These retailers are attempting to extend their reach and margins by offering items for auction on-line and by encouraging smaller dealers to affiliate with them.

     - On-line companies. These companies focus exclusively on Internet sales of art and art-related items, ranging from high quality original work to collectibles and posters.

     - Brick and mortar companies. These companies are seeking to supplement store sales with website business or to shift to a full Internet model.

     Since the summer of 1999, eBay and Amazon have partnered with two upscale auction houses, Butterfield & Butterfield and Sotheby's, respectively. The eBay/Butterfield partnership resulted in eBay rolling out their "Great Collections" primary category in the Fall of 1999. The Amazon/Sotheby's partnership resulted in a co-label auction hall hosted at sothebys.amazon.com. Both Sotheby's and Butterfield will, or already have, opened private label efforts of their own at their own websites.

     We believe that large auctioneers will not be able to get other smaller dealers to upload their inventory because of a fundamental characteristic of this fragmented market. Fragmented markets may have a small number of large brand names, but a significant portion of the market is divided regionally and locally among small-to-medium sized enterprises. They each have invested significant marketing capital in generating regional name recognition and reputation, and we believe they have generally shown a strong unwillingness to co-mingle inventory under another brand.

     In fragmented market environments, we expect that mature and profitable art and antique dealers will show limited interest in listing inventory with large auctioneers. We believe that these enterprises will remain brick and mortar companies until they have the option to move to the Internet under their own private label rather than to co-label with a large auction house.

     We believe the leaders in the Internet art and antique market will be the companies who provide:

     - Complete technology solutions. We believe this market is not computer savvy and requires one-stop shopping for applications, hardware, and hosting.

     - Private-label solutions. We believe this market considers quality and reputation a key to success, and they have yet to embrace generic outlets.

     - Knowledge and expertise. Few brick and mortar companies have computer expertise in-house, and may not consider managing teams of consultants a viable option. We expect that they will show little interest in trying a solution that requires large capital expenditures on technology personnel.

     - A focus on art and antiques. This market tends to be educated and refined in their business and ways of doing business and they expect vendors to be as educated and refined as them in doing business in this unique marketplace.

OUR  SOLUTION

     We believe that the demand for art and collectible products through specialty retail stores presents a significant business opportunity for us. We believe these markets are largely untapped and provide an opportunity for focused and quick-maneuvering companies to carve-out market share. We believe our Streaming Auctions networked auction software and our website at Artmovement.com will successfully meet the challenges posed to the traditional art retailing market and offer greater flexibility and control than that offered by larger Internet auction sites.

Streaming  Auctions

     Our flagship software product, Streaming Auctions, is currently scheduled for release by the end of the second quarter of 2000. Streaming Auctions will be one of the first hosted software products to deliver networked auctions exclusively to the art and antique market. It will provide a flexible, ready-made solution providing branded auctions at a low monthly subscription rate with no up-front costs.

     As a networked auction solution located on the Artmovement network, we believe Streaming Auctions will be able to leverage the buying and selling power of the whole networked community by aggregating the inventory of all clients' auctions so buyers can bid on and purchase items from any client auction site. We call this Patron Membership reciprocity. We believe that through incentive revenue sharing agreements, we can increase the number of Streaming Auctions clients who are willing to "share" their inventory with other clients' who are participating in the Patron Membership program.

     Through Artmovement.com, we will provide services and amenities for patrons, curators, critics, appraisers, and private sellers. We will focus exclusively and entirely on the full spectrum of the art and antique market.

     The complete solution for clients will meet the following requirements of operating their own online presence:

     - Complete e-commerce solution. Clients receive Internet applications plus bundled hosting services that include scalable server(s), managed hosting, and bandwidth.

     - Low cost. All our products and services are licensed on a monthly basis, so clients do not have to invest in ownership of technology.

     - Expanding patron membership. All of our products are centrally networked to allow client inventory to be accessible to patrons throughout the Artmovement network. Clients may choose to open their inventories to the entire network, thus accepting inventory listings from others as well, or they many keep their inventory closed to other client sites, thus only benefitting from patron referrals coming through promotion at Artmovement.com.

     - Revenue sharing. As an incentive to make inventory available to all clients on the Artmovement network, we will share our transaction fees.

     - Promotion of customer brand. Our products plug into clients' existing website so that clients can continue to market their online presence under their own brand.

     - Affinity marketing. Each client will receive affiliate membership into the Artmovement network. We intend to use the portal location to attract more patronage for the benefit of affiliate members. All registered users at Artmovement.com will receive Patron Membership reciprocity throughout our client locations, meaning they are treated as fully-registered members throughout the Artmovement network.

     - Market information. We have co-exclusive Internet rights to bundle the prestigious Mayer International Auction Records Index, also known as "The

          Blue Book." We believe Mayer is the definitive resource for fine art dealers, appraisers, museums and galleries for works of art that have sold at auction in the past twelve years. The 1987-1999 database contains more than 1,200,000 auction records through December 31, 1998. More than 800 auction houses in 40 countries contribute information to Mayer.

     Our clients may take advantage of dynamic pricing throughout the Artmovement network using progressively more expansive means to gain exposure to more buyers. The various levels are meant to cater to both prestigious galleries with no interest in co-mingling inventories and other galleries who would like the opportunity to generate revenues from additional sources. Our inventory listing options are as follows:

     - Artmovement.com referrals. This is the most protective of client reputation. Client inventory is accessed through links to their website prominently displayed in the Artmovement.com auction area, and is not listed in the Artmovement network. These clients gain traffic to their websites by click-throughs.

     - Artmovement.com auctions. These clients allow inventory to be listed at Artmovement.com for bidding. These clients gain traffic via click-throughs and expose their inventory to Artmovement.com registered users.

     - Full participation in the Artmovement network. These clients open their inventory to all other licensees, and in turn, inventory from other licensees shows up at their site. As an incentive to do this, Artmovement shares its transaction fee revenue with the client who produced the highest bidder.

     - Classified ads. Available separately, is the option to turn on a classified ads area. All classified ads show up at any client site that has activated the classified ads option. Since these auctions are not inventory belonging to the licensee, the Artmovement transaction fee is shared with both the site where the seller started the auction and the site producing the highest bidder.

BRANDING  CONTROL

     Our applications will enhance existing websites with no intrusion onto the client's current web servers. These applications do not require the client to promote or otherwise make use of Artmovement.com or any other of our branded services. Our role is to empower the client with Internet solutions that add a full-function "Click and Brick" department to their existing brick and mortar enterprise. By added solutions under our client's brand name, we intend to create a low-cost solution for galleries, museums, and dealers who insist on advancing their own name recognition while protecting their reputation.

TECHNOLOGY

     All of our products will be hosted by a third-party ASP, or application service provider. While Streaming Auctions provides many of the benefits of popular ASP products, there are limitations imposed by Internet browsers, which is Streaming Auctions delivery platform. Clients who wish to exceed the limits imposed by browsers and unlock all the possibilities of ASP products and services can be upsold to several existing solutions without losing any of the simplicity of Artmovement products.

MARKETING

     Artmovement.com is in the early stages of development. We expect Artmovement.com to become one of the first Internet art and entertainment portals to have public access, which means that only the front page and site maintenance is managed by Artmovement staff, with the rest being created and maintain by registered users. To achieve this, Artmovement will design sophisticated security layers of user access rights and privileges. The resulting portal will be similar to a large corporate Intranet portal consisting of editors, contributors, curators, repositories, and other access control strategies.

     We believe art and entertainment is an established market with a mature demographic. We believe art and entertainment is also an attraction to many successful Internet information sites. However, these portals typically do not allow galleries and museums to maintain their own listings, event calendars, and discussion groups, much less load-intensive web-casting events.

     Our primary marketing effort will consist of promotional give-aways to foster a global marketing effort or word-of-mouth marketing. We also intend to launch promotional giveaway campaigns to attract Artmovement.com museum partners. If we are able to attract partners, we believe they will not only contribute marketing, patrons, and content for Artmovement.com, but will also provide sales development channels in their region.

     Our ability to implement any of the above marketing efforts is dependent on receiving significant additional financing. We can provide no assurance that we will be able to raise additional funds to implement our marketing strategy, and if we are unable to do so our business and financial condition will suffer.

EMPLOYEES

     We currently employ nine full-time employees and six part-time employees. No employees are covered by a collective bargaining agreement. We consider relations with are employees to be satisfactory.

INTELLECTUAL  PROPERTY

     We rely heavily on various types of intellectual property for our success and competitive positioning. We use trademarks, copyrights, trade secrets, and the laws pertaining to them as well as contractual provisions to protect our intellectual property. Currently, our most important proprietary rights are those embodied in our auction service offerings. We also license software from Microsoft for use in our development and production systems. Because our technology is located on our operating systems and we do not license our software to any customer or other third party, we believe that the risk of unauthorized use of our technology is small. However, no combination of intellectual property protections can guarantee the continued security and availability of our intellectual property.

     Creation and implementation of our technology and proprietary assets are all protected at their inception and throughout their economic lifetimes by confidentiality and proprietary rights agreements, which our employees are required to execute upon entering into employment with us. We also rely on confidentiality agreements entered into with contractors and vendors. We can provide no assurance that our employees, contractors, or vendors will abide by these confidentiality agreements. If these parties do violate the terms of these agreements, our business would suffer.

     We intend to file trademark applications on the service marks Streaming Auctions and Artmovement.com, although there is no assurance that we will be successful in obtaining the marks. We will rely on our marks to protect our domain and brand names. While we continue to evaluate the importance of patents to our business, we do not believe that our ability to obtain patents is material to the success of our business and results of operations.

COMPETITION

     Competition in the Internet auction market is intense. We see potential competitors from several fronts, including major brand outlets, co-label outlets, private labels, and software consultants or do-it-yourself solutions.

     Major outlets like eBay and Amazon have budgets to compete through both new development and merger or acquisition. We believe they have shown little interest in private labeling offerings for small-to-medium sized enterprises, although there is no assurance that they will not target these markets in the future. Co-label outlets such as iCollector and Artnet are Internet specialists for art and antique auctions and have proven to attract some small-to-medium sized enterprises, but, at this time, we believe they have no offering for private label needs.

     While we expect private label outlets to increase, to date we know of only Fairmarket.com. We believe Fairmarket has or is creating a large-scale, person-to-person version of Streaming Auctions. We believe that currently they are strictly a technology company, offering no affinity marketing or news and entertainment services. In the future, they may begin competing directly with us.

     It should be expected that in the future additional direct competitors will form to compete in our target market. Many of these competitors will have greater financial and other resources than we have, and there is no assurance that we will be able to successfully compete in this market.

LEGAL  PROCEEDINGS

     To our knowledge, we are not currently the subject of any pending legal proceedings

                                   MANAGEMENT

DIRECTORS  AND  EXECUTIVE  OFFICERS


     Our  directors  and  officers  and their ages and positions are as follows:

NAME                AGE                POSITION
----                ---                --------

Marc I. Berens       42  Chief Executive Officer and Director

William Ranshaw      58  Chief Financial Officer and Director

Kevin P. Willcutts   36  Vice President of Marketing

Yolana Berens        75  Director


     Marc I. Berens has served as our chief executive officer and as a director since we commenced our current operations in June 1999. From 1991 until 1998, Mr. Berens served as chief executive officer of Mercosur Industries, Inc.

     William Ranshaw has served as our chief financial officer and has served as a director since we commenced our current operations in June 1999. Since November 1998, Mr. Ranshaw has served as the president of McGuffy Industries, Inc. From January 1997 until March 1998, Mr. Ranshaw served as vice president and chief financial officer of Superior Wellhead, Inc. From August 1995 until August 1997, Mr. Ranshaw served as treasurer of Citadel Computer Systems, Inc.

     Kevin P. Willcutts has served as our vice-president of marketing since August 1999. From February 1998 until August 2000, Mr. Willcutts served as vice-president of marketing of Smilex, Inc. From March 1995 until February
1998,  Mr.  Willcutts  served  as  director  of  marketing  of  Plan  21.

      Yolana Berens has served as a director since we commenced our current Operations in June 1999. From 1989 until 1998, Ms. Berens served as director of Mercosur Industries, Inc.

     Marc I. Berens is the son of Yolana Berens. There are no other family relationships among the officers or directors. Pursuant to our bylaws, each director is elected annually by our stockholders at our annual meeting. All our Executive officers are chosen by the board of directors and serve at the board's Discretion. Directors are not paid compensation for attending meetings, other Than reimbursements for expenses incurred in attendance. At this time, we do Not have an audit, compensation, or nominating committee.

                             EXECUTIVE COMPENSATION

     The following table displays information concerning compensation paid or accrued for the fiscal year ended December 31, 1999, for the benefit of our named executive officers.

                                                    SUMMARY COMPENSATION TABLE

                                                                                 Long Term Compensation
                                                                            ---------------------------------
                                                     Annual                              Awards
                                                  Compensation
                                         ---------------------------------  ---------------------------------
Name and                                                                                          Securities
--------                                                                    Restricted Stock  Underlying Options/  All Other
Principal Positions                             Year         Salary ($)        Award ($)         Warrants (#)  Compensation ($)
-------------------                      ----------------  ---------------  ----------------  ---------------  ----------------
Marc I. Berens                                       1999        $  37,500                --               --                --
Chief Executive Officer, and
Director

     The table above does not include perquisites and other personal benefits in amounts of less than 10% of the total annual salary and bonus of the named executive officer. Mr. Berens was also issued 250,000 shares of our common stock in exchange for guaranteeing our credit line.

     During fiscal years 1997 and 1998, and until June 1999, Jeff D. Jenson was our president. Mr. Jenson did not receive any compensation for his services as president, and has not been included in the above table.

EMPLOYMENT  AGREEMENTS

     In June 1999, Marc I. Berens entered into a three-year employment agreement with Berensgallery.com, Inc., a wholly-owned subsidiary. The employment agreement provides for a monthly salary of $7,500 for the first year, $10,000 for the second year, and $12,500 for the third year, plus an annual bonus equal to 5% of our pretax operating profit. The employment agreement may be terminated by either party during the term of the agreement.

     In August 1999, Kevin P. Willcutts entered into a six-month employment agreement that was renewed for an additional six months in February 2000. The employment agreement provides for a monthly salary of $5,000. The employment agreement also provided for the issuance of options to purchase 50,000 shares of common stock at a price of $1.00 per share expiring in August 2001.

     We do not have employment agreements with any other of our officers or directors. We maintain life insurance policies for Mr. Berens and Ms. Berens in the amounts of $500,000 and $250,000, respectively.

STOCK  OPTIONS

     During the fiscal 1999 and the first quarter of 2000, we had issued options to purchase an aggregate of 709,250 shares of common stock at exercise prices ranging from $.01 to $1.00 per share. Of these options, options to purchase 500,000, 10,000, and 20,000 shares of common stock were issued to Ms. Berens, Mr. Willcutts, and Mr. Ranshaw at an exercise price of $.01 per share. Mr. Willcutts was also issued an option to purchase 50,000 shares of common stock at an exercise price of $1.00 per share. No options were issued to Mr. Berens.

LIMITATION  OF  DIRECTORS'  LIABILITY

     Our amended and restated articles of incorporation eliminate, to the fullest extent permitted by Nevada law, the personal liability of our directors for monetary damages for breaches of fiduciary duty. However, our amended and restated articles of incorporation do not provide for the elimination or limitation of the personal liability of a director for acts or omissions that involve intentional misconduct, fraud, or a knowing violation of the law, or unlawful corporate distributions. These provisions will limit the remedies available to the stockholder who is dissatisfied with a decision of the board of directors protected by these provisions, and the stockholder's only remedy may be to bring a suit to prevent the action of the board. This remedy may not be effective in many situations because stockholders are often unaware of a transaction or an event before the board's action. In these cases, the stockholders and the company could be injured by a board's decision and have no effective remedy.

                           RELATED PARTY TRANSACTIONS

     In June 1999, we completed as reverse merger with Berensgallery.com, Inc. in which we issued 2,893,250 shares of common stock to the shareholders of Berensgallery.com, Inc. Of these shares, an aggregate of 2,623,000 shares of common stock were issued to Ms. Berens, Messrs. Berens and Ranshaw, and a family member of the Berens'. In December 1999, we acquired Artmovement.com, Inc. for 12,960,000 shares of common stock. Of these shares, an aggregate of 5,340,000 shares of common stock were issued to Ms. Berens, Messrs. Berens, Ranshaw, and Willcutts, and a family member of the Berens'. In February 2000, Mr. Berens was issued 250,000 shares of common stock in exchange for his guarantee of our credit line. In December 1999, Berens Industries loaned an entity affiliated with Mr. Berens and Ms. Berens $ 48,775, at an interest rate of 10% per annum, due December 31, 2000.

                             PRINCIPAL STOCKHOLDERS

     The table below displays, as of May 15, 2000, the beneficial ownership of common stock of:

     -     our  directors;

     -     our  named  executive  officers;

     -     the  holders  of  five  percent  or  more  of  our  common stock; and

     -     our  officers  and  directors  as  a  group.


                                  NUMBER OF SHARES OF             PERCENTAGE OF
NAME OF BENEFICIAL OWNERS   COMMON STOCK BENEFICIALLY OWNED         OWNERSHIP
--------------------------  -------------------------------  ------------------------
Marc I. Berens                                    7,813,000                     39.8%

Yolana Berens                                     7,963,000                     40.5%

William Ranshaw                                     140,000              less than 1%

Kevin Willcutts                                     270,000                      1.4%

Petra Group                                       7,000,000                     35.6%

All officers and directors
as a group, (4) persons                           8,623,000                     43.9%


     Of the shares held by Ms. Berens, 7,000,000 shares are held by a partnership that is controlled by Ms. Berens, and 563,000 shares are held by a non-profit corporation of which Ms. Berens is on the board of trustees. Of the shares held by Mr. Berens, 7,000,000 shares are the same shares held by the partnership controlled by Ms. Berens, of which Mr. Berens is a partial beneficiary of a trust established by Ms. Berens that is a partial benficiary of the 7,000,000 shares. In addition, 563,000 included in the shares for Mr. Berens, are the same shares that are held by the non-profit corporation discussed above, of which Mr. Berens is also on the board of trustees. The shares held by Petra Group have not been fully paid for as of the date of this prospectus. Although the Petra Group has committed to the purchase of the shares, there is no assurance that they will do so. If payment is not made, the shares held will be canceled.

     The business address of each person listed is the same as the address of our principal executive office, except for Mr. Ranshaw whose business address is 18635 Telge Road, Cypress, Texas 77077, and Petra Group whose business address is Level 20, CP Tower, Jalan Damansara, 46350 Petaling Jaya, Selangor, Darul Ehsan, Malaysia.

     We have determined beneficial ownership following the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have included the shares of common stock subject to options or warrants held by that person that are currently exercisable or will become exercisable within 60 days of the date of this prospectus, but we have not included those shares for purposes of computing the percentage ownership of any other person.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

     We are authorized to issue 50,000,000 shares of common stock, and 10,000,000 shares of preferred stock.

COMMON  STOCK

     As of May 31, 2000 there were 19,684,880 shares of common stock issued and outstanding.

     The holders of shares of common stock are entitled to one vote per share on each matter submitted to a vote of stockholders. If we are required to go into liquidation, holders of common stock are entitled to share ratably in the distribution of assets remaining after payment of liabilities. Holders of common stock have no cumulative voting rights, and the holders of a majority of the outstanding shares have the ability to elect all of the directors. Holders of common stock have no preemptive or other rights to subscribe for shares. Holders of common stock are entitled to dividends as declared by the board of directors out of funds legally available. The outstanding common stock is validly issued and non-assessable.

PREFERRED  STOCK

     Our board of directors has the authority, without action by our stockholders, to designate and issue preferred stock in one or more series. Our board of directors may also designate the rights, preferences, and privileges of each series of preferred stock, any or all of which may be greater than the rights of the common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of the common stock until the board of directors determines the specific rights of the holders of the preferred stock. However, these effects might include:

     -     restricting  dividends  on  the  common  stock;

     -     diluting  the  voting  power  of  the  common  stock;

     -     impairing  the  liquidation  rights  of  the  common  stock;  and

     - delaying or preventing a change in control without further action by the stockholders.

We  have  no  present  plans  to  issue  any  shares  of  preferred  stock.

NEVADA  ANTI-TAKEOVER  LAWS  AND  CHARTER  PROVISIONS

     NEVADA  ANTI-TAKEOVER  LAWS.

     Nevada law contains a section governing the acquisition of controlling interests. This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elect to restore the voting rights.

     The law provides that a person or entity acquires control shares whenever it acquires shares that would bring its voting power within any of the following three ranges: (1) 20 to 33 1/3%, (2) 33 1/3 to 50%, or (3) more than 50%. A control share acquisition is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition statute through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do not exempt our common stock from the control share acquisition statute.

     The control share acquisition statute is applicable only to shares of "issuing corporations" as defined by the statute. An issuing corporation is a Nevada corporation, which:

     - has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and

     - does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record who are residents of Nevada. Therefore, the provisions of the control share acquisition statute do not apply to acquisitions of our shares and will not until these requirements have been met. If this law applies to us in the future, the provisions of the control share acquisition statute may discourage companies or persons interested in acquiring a significant interest in or control of Berens Industries, regardless of whether the acquisition may be in the interest of our stockholders.

     The law contains a section governing combinations with interested stockholders, which may also have an effect of delaying or making it more difficult to effect a change in control of Berens Industries. This statute prevents an interested stockholder and the company from entering into a combination, unless the conditions described below are met. The statute defines combination to include any merger, consolidation, or other similar transaction with an interested stockholder having;

     - an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation;

     - an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation; or

     - representing 10% or more of the earning power or net income of the corporation.

     An interested stockholder means the beneficial owner of 10% or more of our voting shares. A corporation affected by the statute may not engage in a combination within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired the shares.

     If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of:

     - the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher;

     - the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or

     - if higher for the holders of preferred stock, the highest liquidation value of the preferred stock.

     Certificate  of  incorporation.  Our certificate of incorporation provides:

     - For the authorization of the board of directors to issue, without further action by the stockholders, up to 10,000,000 shares of preferred stock In one or more series and to fix the rights, preferences, privileges, and Restrictions on the preferred stock; and

     - That special meetings of stockholders may be called only by our chairman of the board, our president, or a majority of the members of our board Of directors.


     These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board of directors and to discourage transactions that may involve an actual or threatened change of control. These provisions are designed to reduce our vulnerability to an unsolicited proposal for a takeover. However, these provisions could discourage potential acquisition proposals and could delay or prevent a change in control. These provisions may also have the effect of preventing changes in our management.

TRANSFER  AGENT

     American Registrar and Transfer Company serves as the transfer agent for Our common stock.

                        SHARES AVAILABLE FOR FUTURE SALE

     There is a limited market for our common stock. Future sales of substantial amounts of common stock in the public market could adversely affect market prices prevailing from time to time. As described below, as of the date of this prospectus, only a limited number of shares will be available for sale. Nevertheless, sales of substantial amounts of our common stock in the public market in the future could hurt the prevailing market price and our ability to raise equity capital in the future.

     - As of May 31, 2000, we have 19,684,880 shares of common stock issued and outstanding.

     - Of these shares, upon the date of this prospectus, 3,432,094 shares will be freely tradeable without restriction or further registration under the Securities Act, unless the shares are held by our affiliates. Affiliates are people that control or are controlled by us. This includes our officers, directors, and large shareholders.

     - The 16,252,786 remaining shares outstanding are eligible for public sale under Rule 144 once these shares have been held for one year.

SHARES  OWNED  FOR  AT  LEAST  ONE  YEAR  MAY  BE  SOLD  UNDER  RULE  144.

     In general, under Rule 144, a person who has beneficially owned restricted shares for at least one year, including a person who may be considered to be our affiliate, would be entitled to sell, within any three-month period, a number of shares that does not exceed one percent of the number of shares of our common stock then outstanding. Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information. We are unable to estimate accurately the number of restricted shares that will be sold under Rule 144 because this will depend in part on the market price of our common stock and the personal circumstances of the seller.

SHARES OWNED FOR AT LEAST TWO YEARS MAY BE SOLD UNDER RULE 144(K) BY NON-AFFILIATES.

     Under Rule 144(k), a person who is not considered to have been an affiliate at any time during the 90 days preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, would be entitled to sell shares without complying with the manner of sale, public information, volume limitation, or notice requirements discussed above. Therefore, unless otherwise restricted, shares may be sold under Rule 144(k) immediately following completion of the two year holding period without limitation.

SHARES ISSUED ON CONVERSION OF OPTIONS ISSUED UNDER OUR STOCK OPTION PLAN MAY BE SOLD.

     We are voting on the adoption of a stock option plan at our annual meeting. We intend to file one or more registration statements on Form S-8 under the Securities Act to register shares of common stock issued under our stock option plan or any other similar plan. These registration statements will automatically become effective upon filing. Therefore, shares registered under these registration statements will be available for sale in the open market, unless the shares are subject to vesting or other restrictions.

                              SELLING STOCKHOLDERS

     This prospectus relates to the resale of 1,692,380 shares of common stock by the selling stockholders. The table below displays information concerning the resale of shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of common stock by the selling stockholders.

                               SHARES BENEFICIALLY  AMOUNT   SHARES BENEFICIALLY
STOCKHOLDER                    OWNED BEFORE RESALE  OFFERED  OWNED AFTER RESALE
-----------                    -------------------  -------  -------------------
Estelle Investments, Ltd                   400,000  400,000                    0

Kevin Joseph Walls                         210,084  210,084                    0

Basildon Enterprise Pte, Ltd.              175,070  175,070                    0

Alex Consulting, Inc                       150,000  150,000                    0

Hasan Muhammad                             140,056  140,056                    0
Soedjono

Afterhourtrades.com, Inc                   100,000  100,000                    0

Berens Foundation                          563,000   80,000              483,000

Rajiv Ricky Budhrani                        70,028   70,028                    0

Michael Sumarijanto S                       70,028   70,028                    0

John Ferrari                                41,000   41,000                    0

Hassan A. El-Lahham                         40,000   40,000                    0

Iiham A. Habibie                            35,014   35,014                    0

eCard Inc.                                  30,000   30,000                    0

Kevin Willcutts                            210,000   30,000              180,000

Kaufman & Associates, Inc.                  20,000   20,000                    0

William Ranshaw                            140,000   17,500              122,500

Paul & Stephanie Gustafson                  75,000   10,000               65,000

Manfred Sternberg                           75,000   10,000               65,000

Debra Tritt                                 75,000   10,000               65,000

Jamieson Bryan                              50,000   10,000               40,000


                                       35

                               SHARES BENEFICIALLY  AMOUNT   SHARES BENEFICIALLY
STOCKHOLDER                    OWNED BEFORE RESALE  OFFERED  OWNED AFTER RESALE
-----------------------------  -------------------  -------  -------------------
Melvin See                                  31,000    5,000               26,000

Kenneth Kalbach                              5,000    5,000                    0

John Gorski                                 30,000    4,500               25,500

Alfred Friedman                             30,000    4,500               25,500

John Donato                                 20,000    5,000               15,000

Dale Weir                                    3,000    3,000                    0

Josh Hamilton                                2,500    2,500                    0

Thomas Arcidiamo                             2,500    2,500                    0

Jeff Hansen                                 10,000    1,500                8,500

Clifford Custer                              1,500    1,500                    0

The Texas IT Company,                        1,100    1,100                    0
LLC

Bill Garver                                  6,000    1,000                5,000

Sheronda Holmes                                500      500                    0

Cathy Weir                                   1,000    1,000                    0

Ernie Wall, Sr.                              1,000    1,000                    0

Ernie Wall, Jr.                              1,000    1,000                    0

Audrey Lake                                  1,000    1,000                    0

Felipe Alvarez                               1,000    1,000                    0

Jason Arcidiamo                              1,000    1,000                    0

     The Berens Foundation is a non-profit organization that is controlled by Ms. Berens, Mr. Berens, and Debra Tritt.

     Mr. Ranshaw is an executive officer and director of Berens Industries. Mr. Willcutts is an executive officer of Berens Industries.

     Ms. Gustafson is an officer of Berens Industries. Ms. Tritt is a relative of Marc I. Berens and Yolana Berens and was an officer of Berens Industries. Mr. Hamilton is an officer of Berens Industries and is a 50% owner of The Texas IT Company, LLC.

     Assuming all of the shares offered by The Berens Foundation are sold, it will continue to own approximately 2.5% of our common stock after the offering. Assuming all of the shares offered by the remaining selling stockholders are sold, none of them will own more than 1% of our common stock after the offering.

                              PLAN OF DISTRIBUTION

     The selling stockholders may sell any or all of their shares of common stock on any stock exchange, market, or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

     -    ordinary   brokerage   transactions  and  transactions  in  which  the
          broker-dealer solicits purchasers;

     -    block  trades;

     -    purchases  by  a   broker-dealer   as  principal  and  resale  by  the
          broker-dealer for its account;

     - an exchange distribution following the rules of the applicable exchange;

     -    privately negotiated transactions;

     - broker-dealers may agree with the selling stockholders to sell a specified number of the shares at a stipulated price per share;

     -    a combination of any these methods of sale; and

     -    any other method permitted under applicable law.

     The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

     Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders in amounts to be negotiated. If any broker-dealer acts as agent for the purchaser of shares, the broker-dealer may receive commission from the purchaser in amounts to be negotiated.

     The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be considered to be underwriters within the meaning of the Securities Act for the sales with the result that they may be subject to statutory liabilities if the registration statement to which this prospectus relates is defective by virtue of containing a material misstatement or omitting to disclose a statement of material fact. We have not agreed to indemnify any of the selling stockholders regarding such liability. An underwriter is a person who has purchased shares from an issuer with a view towards distributing the shares to the public. The selling stockholder or dealer effecting a transaction in the registered securities, whether or not participating in a distribution, is required to deliver a prospectus.

     We are paying all fees and expenses incident to the registration of the shares.

            DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                     EXPERTS

     Our financial statements appearing in this Form SB-2 registration statement have been audited by Ham, Langston, and Brezina, LLP, independent auditors, as disclosed in their report appearing elsewhere in this registration statement and are included in reliance on the report given on the authority of Ham, Langston, and Brezina, LLP, as experts in accounting and auditing.

                                  LEGAL MATTERS

     Brewer & Pritchard, P.C., Houston, Texas, will give an opinion that the offered shares will be validly authorized and issued by Berens Industries and fully paid and nonassessable. Principals of Brewer & Pritchard, P.C. beneficially own 50,000 shares of common stock.

                       WHERE YOU CAN FIND MORE INFORMATION

     We have filed a registration statement on Form SB-2 with the SEC for this offering. In addition, we are required to file annual, quarterly, and current reports with the SEC. We furnish our common stockholders with annual reports containing, audited financial statements certified by an independent public accounting firm.

     This prospectus is part of the registration statement and does not contain all of the information included in the registration statement and all of its exhibits. Whenever a reference is made in this prospectus to any material document of ours, you should refer to the exhibits that are a part of the registration statement for a copy of the document. We have included all material information about the exhibits in this prospectus.

     You may read and copy our registration statement and all of its exhibits at the SEC public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the SEC public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330. The registration statement is also available from the SEC's web site at http://www.sec.gov. The SEC's web site located at www.sec.gov contains reports, proxy and information statements, and other information about issuers that file electronically.

                                1,692,380 Shares







                             Berens Industries, Inc.


                                  Common Stock



                            _________________________


                                   PROSPECTUS

                            _________________________







                            _________________________


                              ______________, 2000


                            _________________________



     You should only rely on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling security holders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM  24.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

     Nevada law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care. The amended and restated articles of incorporation limit the liability of directors to the company or its stockholders to the fullest extent permitted by Nevada law. Specifically, directors will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith that constitute a breach of duty of the director to the company or an act or omission which involves intentional misconduct or a knowing violation of law, (iii) for an act or omission for which the liability of a director is expressly provided by an applicable statute, or (iv) for any transaction from which the director received an improper personal benefit, whether the benefit resulted from an action taken within the scope of the director's office.

     The inclusion of this provision in the amended and restated articles of incorporation may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though the action, if successful, might otherwise have benefitted the company and its stockholders.

     The company's bylaws provide for the indemnification of its executive officers and directors, and the advancement to them of expenses in connection with any proceedings and claims, to the fullest extent permitted by Nevada law. The bylaws include related provisions meant to facilitate the indemnities' receipt of such benefits. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the company pursuant to the foregoing provisions, the company has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM  25.  OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION

     The following table sets forth the estimated expenses to be incurred in connection with the distribution of the securities being registered. The expenses shall be paid by the Registrant.


SEC Registration Fee             $763

Printing and Engraving Expenses  $  *
Legal Fees and Expenses          $  *
Accounting Fees and Expenses     $  *
Miscellaneous                    $  *
                                 ----
TOTAL                            $
                                 ====

*     To  be  added  by  amendment.

ITEM  26.  RECENT  SALES  OF  UNREGISTERED  SECURITIES

     In June 1999, we issued an aggregate of 3,755,745 shares of common stock to 73 accredited investors in connection with our purchase of Berensgallery.com, Inc. and for consulting services rendered. In December 1999, we issued an aggregate of 12,960,000 shares of common stock to 15 accredited investors in connection with our purchase of Artmovement.com, Inc. In December 1999, we issued 200,000 shares of common stock to an accredited investor and to a sophisticated investor for investor relations services. We believe the above transactions were exempt from registration pursuant to Section 4(2) of the Securities Act, as the issuances were to accredited investors and sophisticated investors and, and since the transactions were non-recurring and privately negotiated. The sophisticated investor had specific knowledge of the company and had general expertise in financial and business matters that it was able to evaluate the merits and risks of an investment in the company.

     From  January  to  May  2000,  we  issued an aggregate of 799,280 shares of common stock for an aggregate of $599,000 to 18 accredited investors. We believe these transactions were exempt from registration pursuant to Section 4(2) of the Act, as sales to accredited investors. From January to March 2000, we issued an aggregate of 203,600 shares of common stock for services rendered to five sophisticated investors. We believe the above transactions were exempt from registration pursuant to Section 4(2) of the Securities Act, as the issuances were to sophisticated investors and, since the transactions were non-recurring and privately negotiated. The sophisticated investors had specific knowledge of the company and had general expertise in financial and business matters that they were able to evaluate the merits and risks of an investment in the company.

     In February 2000, we issued Mr. Berens 250,000 shares of common stock for guaranteeing our line of credit. We believe this transaction was exempt from registration pursuant to Section 4(2) of the Act, as a issuance to an accredited investor. In January 2000, we issued an employee 500 shares of common stock as a year-end bonus. We believe this transaction was exempt from registration pursuant to Sector 4(2) of the Securities Act, as the issuance was to a sophisticated investor and, since the transaction was non-recurring and privately negotiated. The employee had specific knowledge of the company and had general expertise in financial and business matters that she was able to evaluate the merits and risks of an investment in the company.

ITEM 27.  EXHIBITS

                          DISCRIPTION OF EXHIBITS


EXHIBIT  NO.         IDENTIFICATION  OF  EXHIBIT
------------         ---------------------------

Exhibit 2.1 Reorganization Agreement between National Air Corporation and Berensgallery.com, Inc. (Filed previously on Form 8-K SEC File No.0-22711)
Exhibit 3.1 Amended and Restated Articles of Incorporation of Berens Industries, Inc. (Filed previously as Appendix A to our preliminary proxy statement)

Exhibit  3.2         Amended  and  Restated  Bylaws  of Berens Industries, Inc.
                     (Filed  previously  on Form  10-KSB  SEC  File  No.0-22711)
Exhibit 4.1 Common Stock Certificate of Berens Industries, Inc. (Filed previously on Form 10-SB SEC File No.0-22711)
Exhibit  5.1         Legal  Opinion  (to  be  filed  by  amendment)
Exhibit 10.1 Employment Agreement between Marc I. Berens and Berensgallery.com, Inc. (Filed previously on Form 10-KSB SEC File No.0-22711)
Exhibit 10.2 Employment Agreement between Kevin Willcutts and Berens Industries, Inc. (Filed previously on Form 10-KSB SEC File No.0-22711)
Exhibit  10.3*       Digital  Media Resources,  Ltd. Database  Access  Agreement
                    (Filed  previously  on  Form  10-KSB  SEC  File  No.0-22711)
Exhibit 21.1 List of Subsidiaries (Filed previously on Form 10-KSB SEC File No.0-22711)
Exhibit  23.1        Consent  of  Ham,  Langston,  and  Brezina,  LLP
Exhibit  23.2        Consent  of  legal  counsel  (included  in  Exhibit  5.1)
Exhibit  27.1        Financial  Data  Schedule

____________________


* We have omitted some portions of this exhibit and submitted them separately in a confidential treatment request filed with the SEC.

ITEM  28.  UNDERTAKINGS

     The  undersigned  registrant  hereby  undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement. (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 31st day of May, 2000.


                            BERENS  INDUSTRIES,  INC.


                            By:   /s/  Marc  I.  Berens
                            -----------------------
                            Marc  I.  Berens,  Chief  Executive  Officer
                            -----------------------

     This registration statement has been signed by the following persons in the capacities and on the dates indicated:



Signature                        Title                  Date
--------------------  ----------------------------  ------------

 /s/ Yolana Berens    Chairman of the Board         MAY 31, 2000
--------------------
Yolana Berens

 /S/ Marc I. Berens   Chief Executive Officer and   May 31, 2000
--------------------
Marc I. Berens        Director

 /S/ William Ranshaw  Director and Chief Financial  May 31, 2000
--------------------
William Ranshaw       Officer

 /S/ Kevin Willcutts  Vice President of Marketing   May 31, 2000
--------------------
Kevin Willcutts

EXHIBIT  NO.          IDENTIFICATION  OF  EXHIBIT
------------          ---------------------------


EXHIBIT  NO.          IDENTIFICATION  OF  EXHIBIT
------------          ---------------------------

Exhibit 2.1 Reorganization Agreement between National Air Corporation and Berensgallery.com, Inc. (Filed previously on Form 8-K SEC File No.0-22711)
Exhibit 3.1 Amended and Restated Articles of Incorporation of Berens Industries, Inc. (Filed previously as Appendix A to our preliminary proxy statement)

Exhibit  3.2         Amended  and  Restated  Bylaws  of Berens Industries, Inc.
                     (Filed  previously  on Form  10-KSB  SEC  File  No.0-22711)
Exhibit 4.1 Common Stock Certificate of Berens Industries, Inc. (Filed previously on Form 10-SB SEC File No.0-22711)
Exhibit  5.1         Legal  Opinion  (to  be  filed  by  amendment)
Exhibit 10.1 Employment Agreement between Marc I. Berens and Berensgallery.com, Inc. (Filed previously on Form 10-KSB SEC File No.0-22711)
Exhibit 10.2 Employment Agreement between Kevin Willcutts and Berens Industries, Inc. (Filed previously on Form 10-KSB SEC File No.0-22711)
Exhibit  10.3*       Digital  Media Resources,  Ltd. Database  Access  Agreement
                    (Filed  previously  on  Form  10-KSB  SEC  File  No.0-22711)
Exhibit 21.1 List of Subsidiaries (Filed previously on Form 10-KSB SEC File No.0-22711)
Exhibit  23.1        Consent  of  Ham,  Langston,  and  Brezina,  LLP
Exhibit  23.2        Consent  of  legal  counsel  (included  in  Exhibit  5.1)
Exhibit  27.1        Financial  Data  Schedule
____________________

* We have omitted some portions of this exhibit and submitted them separately in a confidential treatment request filed with the SEC.

                             BERENS INDUSTRIES, INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
                                   __________




                        CONSOLIDATED FINANCIAL STATEMENTS
                     WITH REPORT OF INDEPENDENT ACCOUNTANTS
                FOR THE PERIOD FROM INCEPTION, FEBRUARY 26, 1999,
                              TO DECEMBER 31, 1999

                             BERENS INDUSTRIES, INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
                                TABLE OF CONTENTS
                                   __________


                                                                          PAGE

Report of Independent Accountants                                         F-3

Consolidated Financial Statements:

  Consolidated Balance Sheet as of
    December 31, 1999                                                     F-4

  Consolidated Statement of Operations for
    the period from inception, February 26,
    1999, to December 31, 1999                                            F-5

  Consolidated Statement of Stockholders'
    Deficit for the period from inception,
    February 26, 1999, to December 31, 1999                               F-6

  Consolidated Statement of Cash Flows for
    the period from inception, February 26,
    1999, to December 31, 1999                                            F-7

Notes to Consolidated Financial Statements                                F-8

                        REPORT OF INDEPENDENT ACCOUNTANTS
                        ---------------------------------

To  the  Stockholders  and  Directors
Berens  Industries,  Inc.

We have audited the accompanying consolidated balance sheet of Berens Industries, Inc. (a corporation in the development stage) as of December 31, 1999, and the related consolidated statements of operations, stockholders' deficit and cash flows for the period from inception, February 26, 1999, to December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based upon our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Berens Industries, Inc. as of December 31, 1999, and the consolidated results of their operations and their cash flows for the period from inception, February 26, 1999, to December 31, 1999, in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements and discussed in Note 3, the Company has incurred a significant loss from operations since inception and is dependent on outside sources of financing for continuation of its operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans with regard to this matter are also discussed in Note 3. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.


March  13,  2000
Houston,  Texas

                             BERENS INDUSTRIES, INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 1999
                                   __________

     ASSETS
     ------


Current assets:
Cash and cash equivalents                    $    13,316
  Accounts receivable, trade. . . . . . . .        1,989
  Prepaid license fees. . . . . . . . . . .       69,300
                                             ------------

    Total current assets. . . . . . . . . .       84,605

Office equipment, net of accumulated
  depreciation of $1,618. . . . . . . . . .        6,022
Other assets. . . . . . . . . . . . . . . .        1,259
                                             ------------

      Total assets. . . . . . . . . . . . .  $    91,886
                                             ============


LIABILITIES AND STOCKHOLDERS' DEFICIT
-------------------------------------

Current liabilities:
  Note payable to bank. . . . . . . . . . .  $   150,000
  Accounts payable. . . . . . . . . . . . .       18,025
  Accrued liabilities . . . . . . . . . . .       17,863
                                             ------------

    Total current liabilities . . . . . . .      185,888
                                             ------------

Commitment and contingencies

Stockholders' deficit:
  Common stock, $.001 par value, 50,000,000
    shares authorized, 18,108,500 shares
    issued and outstanding. . . . . . . . .       18,108
  Additional paid-in capital. . . . . . . .    9,258,653
  Receivables from stockholders . . . . . .   (2,948,775)
  Losses accumulated during the development
    stage . . . . . . . . . . . . . . . . .   (6,421,988)
                                             ------------

    Total stockholders' deficit . . . . . .      (94,002)
                                             ------------

      Total liabilities and stockholders'
        deficit . . . . . . . . . . . . . .  $    91,886
                                             ============


                 See notes to consolidated financial statements.

                             BERENS INDUSTRIES, INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
                      CONSOLIDATED STATEMENT OF OPERATIONS
                FOR THE PERIOD FROM INCEPTION, FEBRUARY 26, 1999,
                              TO DECEMBER 31, 1999
                                   __________

Service revenue                                    $2,543
                                              -----------
Operating expenses:
  Common stock and stock option compensation      806,011
  Website development costs                     5,263,157
  Salaries and wages                              127,714
  Legal and consulting fees                        64,425
  License fees                                     49,500
  Other                                           113,724
                                              -----------

    Total operating expenses                    6,424,531
                                              -----------

Net loss                                      $(6,421,988)
                                              ===========

Basic and diluted net loss per common share.  $     (1.39)
                                              ===========

Weighted average shares outstanding             4,632,881
                                              ===========

                 See notes to consolidated financial statements.

                                                BERENS INDUSTRIES, INC.
                                       (A CORPORATION IN THE DEVELOPMENT STAGE)
                                    CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
                                   FOR THE PERIOD FROM INCEPTION, FEBRUARY 26, 1999,
                                                 TO DECEMBER 31, 1999
                                                      __________

                                                                                               LOSSES
                                                                                            ACCUMULATED
                                           COMMON STOCK         ADDITIONAL    RECEIVABLE    DURING THE
                                     -----------------------     PAID-IN         FROM       DEVELOPMENT
                                       SHARES      AMOUNT        CAPITAL      STOCKHOLDERS     STAGE         TOTAL
                                     ----------  -----------  --------------  ------------  ------------  ------------
Balance at inception, February 26,
  1999                                        -  $         -  $           -   $         -   $         -   $         -

Net proceeds from an initial
  Capitalization                      2,893,250        2,893        198,107             -             -       201,000

Recapitalization effective June 15,
  1999                                  737,505          738           (738)            -             -

Common stock issued as compensation
  to consultants                        858,495          858         59,142             -             -        60,000

Stock options issued as employee
  compensation and for payment of
  legal fees                                  -            -        746,011             -             -       746,011

Issuance of common stock upon ex-
  ercise of stock options               659,250          659          5,934             -             -         6,593

Issuance of common stock for ac-
  quisition of Artmovement.com       12,960,000       12,960      8,250,197    (3,000,000)            -     5,263,157

Receipt of cash from stockholders
  under loan commitment                       -            -              -       100,000             -       100,000

Loan to stockholder                           -            -              -       (48,775)            -       (48,775)

Net loss                                      -            -              -             -    (6,421,988)   (6,421,988)
                                     ----------  -----------  --------------  ------------  ------------  ------------

Balance at December 31, 1999         18,108,500  $    18,108  $   9,258,653   $(2,948,775)  $(6,421,988)  $   (94,002)
                                     ==========  ===========  ==============  ============  ============  ============

                                 See notes to consolidated financial statements.

                             BERENS INDUSTRIES, INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                FOR THE PERIOD FROM INCEPTION, FEBRUARY 26, 1999,
                              TO DECEMBER 31, 1999
                                   __________

Cash flows from operating activities:
Net loss                                           $(6,421,988)
  Adjustments to reconcile net loss to net
    cash used in operating activities:
    Depreciation expense                                 1,618
    Website development cost                         5,263,157
    Stock and stock option compensation expense        806,011
    Changes in operating assets and
      liabilities:
      Increase in accounts receivable, trade            (1,989)
      Increase in prepaid license fees                 (69,300)
      Increase in other assets                          (1,259)
      Increase in accounts payable                      18,025
      Increase in accrued liabilities                   17,863
                                                   ------------

        Net cash used in operating activities         (387,862)
                                                   ------------

Cash flows from investing activities:
  Purchase of property and equipment                    (7,640)
  Loan to stockholder                                  (48,775)
                                                   ------------

        Net cash used in investing activities          (56,415)
                                                   ------------

Cash flows from financing activities:
  Proceeds from note payable to bank                   150,000
  Proceeds from sale of common stock                   207,593
  Proceeds from receivable from stockholder            100,000
                                                   ------------

        Net cash provided by financing
          Activities                                   457,593
                                                   ------------

Net increase in cash and cash equivalents               13,316

Cash and cash equivalents at beginning of
  Period                                                     -
                                                   ------------

Cash and cash equivalents at end of
  Period                                           $    13,316
                                                   ============

Supplemental disclosure of cash flow information:
  Cash paid for interest expense                   $         -
                                                   ============

         See notes to consolidated financial statements.

                             BERENS INDUSTRIES, INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   __________

1.   ORGANIZATION  AND  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES
     -----------------------------------------------------------------

     Berens Industries, Inc. (the "Company") through its wholly-owned subsidiary, Artmovement.com, Inc. ("Artmovement), is involved in the development of an online auction site for sale of exclusive paintings, antiques and other art works. The Company is a development stage enterprise because since its inception substantially all its efforts have been devoted to website development and fund raising activities. Following is a description of its significant accounting policies:

     SIGNIFICANT  ESTIMATES
     ----------------------

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the periods. Actual results could differ from estimates making it reasonably possible that a change in the estimates could occur in the near term.

     PRINCIPLES  OF  CONSOLIDATION
     -----------------------------

     The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Artmovement, after elimination of all significant intercompany accounts and transactions.

     CASH  AND  CASH  EQUIVALENTS
     ----------------------------

     The Company considers all highly liquid short-term investments with an original maturity of three months or less when purchased, to be cash equivalents.

     OFFICE  EQUIPMENT
     -----------------

     Office equipment is recorded at cost and depreciated for financial statement purposes using the straight-line method over an estimated useful life of three years. Gains or losses on dispositions are included in the statement of operations in the period incurred. Maintenance and repairs are charged to expense as incurred.


                                    Continued

                             BERENS INDUSTRIES, INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                                   __________

1.   ORGANIZATION  AND  SUMMARY  OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED
     -------------------------------------------------------------------------

     IMPAIRMENT  OF  LONG-LIVED  ASSETS
     ----------------------------------

     Periodically, the Company evaluates the carrying value of its office equipment and long-lived assets by comparing the anticipated future net cash flows associated with those assets to the related net book value. If an impairment is indicated as a result of such reviews, the Company would remove the impairment based on the fair market value of the assets, using techniques such as projected future discounted cash flows or third party valuations.

     INCOME  TAXES
     -------------

     The Company uses the liability method of accounting for income taxes. Under this method, deferred income taxes are recorded to reflect the tax consequences on future years of temporary differences between the tax basis of assets and liabilities and their financial amounts at year-end. The Company provides a valuation allowance to reduce deferred tax assets to their net realizable value.

     FAIR  VALUE  OF  FINANCIAL  INSTRUMENTS
     ---------------------------------------

     The Company includes fair value information in the notes to financial statements when the fair value of its financial instruments is different from the book value. When the book value approximates fair value, no additional disclosure is made.

     CONCENTRATIONS  OF  CREDIT  RISK
     --------------------------------

     Cash and accounts receivable are the primary financial instruments that subject the Company to concentrations of credit risk. The Company maintains its cash in banks selected based upon management's assessment of the bank's financial stability. Cash balances periodically exceed the $100,000 federal depository insurance limit.

     Accounts receivable arise primarily from transactions with customers in the United States. The Company provides a reserve for accounts where collectibility is uncertain. Collateral is generally not required for credit granted.

     REVENUE  RECOGNITION
     --------------------

     Revenues from website service are recognized upon performance of the services.


                                    Continued

                             BERENS INDUSTRIES, INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                                   __________

1.   ORGANIZATION  AND  SUMMARY  OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED
     -------------------------------------------------------------------------

     NET  LOSS  PER  COMMON  SHARE
     -----------------------------

     Basic and dilutive net loss per common share for the period ended December 31, 1999 have been computed by dividing net loss by the weighted average number of shares of common stock outstanding during these periods. All common stock equivalents were antidilutive in both periods.

     COMPREHENSIVE  INCOME
     ---------------------

     The Company has adopted Statement of Financial Accounting Standards ("SFAS") No.130, "Reporting Comprehensive Income", which requires a company to display an amount representing comprehensive income as part of the Company's basic financial statements. Comprehensive income includes such items as unrealized gains or losses on certain investment securities and certain foreign currency translation adjustments. The Company's financial statements include none of the additional elements that affect comprehensive income. Accordingly, comprehensive income and net income are identical.

     SEGMENT  INFORMATION
     --------------------

     The Company has adopted SFAS 131, "Disclosures About Segments of an Enterprise and Related Information". SFAS 131 requires a company to disclose financial and other information, as defined by the statement, about its business segments, their products and services, geographic areas, major customers, revenues, profits, assets and other information. The Company believes that it operates in only one business segment and does not have geographically diversified business operations. Accordingly, the adoption of SFAS 131 did not have a significant impact on the Company.

     RECENT  PRONOUNCEMENTS
     ----------------------

     In June 1998, the Financial Accounting Standards Board (FASB) issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", Which establishes accounting and eporting standards for derivative instruments and hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. Management does not believe this pronouncement will have an impact on the Company's operations or financial reporting. Implementation of this standard has recently been delayed by the FASB for a 12-month period and, accordingly, the Company will adopt SFAS 133 in 2001.


                                    Continued

                             BERENS INDUSTRIES, INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                                   __________

2.   GOING  CONCERN  CONSIDERATIONS
     ------------------------------

     Since its inception, as a development stage enterprise, the Company has not generated significant revenue and has been dependent on debt and equity raised from individual investors to support its operations. During the period from inception, February 26, 1999, to December 31, 1999, the Company incurred a net loss of $6,421,988 and negative cash flows from operations of $387,862. These factors raise substantial doubt about the Company's ability to continue as a going concern.

     In order to address its financial situation, management undertook private placements of its common stock, recapitalized its operations, and acquired Artmovement.com, Inc. (See Notes 3 and 4).

     There can be no assurances that the Company's current cash reserves will be adequate to sustain its operations nor that the Company can raise adequate debt or equity to successfully commercialize its website activities. The Company's long-term viability as a going concern is dependent upon three key factors, as follows:

     - The Company's ability to obtain adequate sources of debt or equity funding to meet current commitments and fund the continuation of its business operations.

     - The ability of the Company to successfully make the transformation from a development stage company to a commercially viable internet business.

     -    The   ability  of  the   Company  to   ultimately   achieve   adequate
          profitability   and  cash  flows  from   operations   to  sustain  its
          operations.


3.   RECAPITALIZATION
     ----------------

     Effective June 15, 1999, National Air Corporation was acquired by Berensgallery.com, Inc. in a recapitalization transaction accounted for similar to a reverse acquisition, except that no goodwill was recorded. National Air Corporation was the "acquired" company in the transaction, but remains the surviving legal entity. Prior to the acquisition National Air Corporation was a non-operating public shell corporation with no significant assets. Accordingly, the transaction was treated as an issuance of stock by Berensgallery.com, Inc. for National Air Corporation's net monetary assets, accompanied by a recapitalization. Since this transaction is, in substance, a recapitalization of Berensgallery.com, Inc. and not a business combination, proforma information is not presented.


                                    Continued

                             BERENS INDUSTRIES, INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                                   __________

3.   RECAPITALIZATION,  CONTINUED
     ----------------------------

     Subsequent to the recapitalization, the Company's stockholders approved: 1) changes in the Company's name from National Air Corporation to Berensgallery.com, Inc. and subsequently to Berens Industries, Inc.; 2) a change in the number of authorized shares of the Company's common stock from 20,000,000 to 50,000,000 shares; and 3) a change in the number of authorized shares of the Company's preferred stock from 2,000,000 shares with par values of $0.10 to $0.25 to 10,000,000 shares with a par value of $0.001.


4.   ACQUISITION  OF  ARTMOVEMENT.COM,  INC.
     ---------------------------------------

     Effective December 31, 1999, the Company acquired 100% of the common stock of Artmovement from a company under common control with the Company. The purchase price of Artmovement was approximately $8,263,157 and was satisfied entirely through the issuance of 12,960,000 shares of the Company's common stock. The primary assets of Artmovement acquired in the transaction were as follows:

          Notes  receivable  from  stockholders               $3,000,000
          Website                                              5,263,157
                                                              ----------

                                                              $8,263,157
                                                              ==========

     Artmovement was formed in November 1999 and had no significant operating history. The Company exchanged 12,960,000 newly issued shares for all of the outstanding shares of Artmovement. Upon acquisition of Artmovement, the Website was written down to zero because the net realizable value of the website could not be demonstrated at the date of acquisition (See Note 10).


5.   NOTE  PAYABLE  TO  A  BANK
     --------------------------

     The note payable to a bank consists of amounts due under a $150,000 revolving line of credit bearing interest at the bank's prime rate (8.5% at December 31, 1999) plus 2.0% per year and maturing in June 2000. This note is collateralized by the guarantees of certain primary stockholders/officers of the Company.


                                    Continued

                             BERENS INDUSTRIES, INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                                   __________

6.   INCOME  TAXES
     -------------

     The composition of the deferred tax asset and the related tax effects at December 31, 1999 were as follows:

            Asset
            -----
           Benefit from carryforward of net
            operating loss                             $ 119,959
           Less valuation allowance                     (119,959)
                                                       ----------

            Net deferred tax asset                     $       -
                                                       ==========


     The difference between the income tax benefit in the accompanying statement of operations and the amount that would result if the U.S. Federal statutory rate of 34% were applied to pre-tax loss is as follows:


                                                     AMOUNT     PERCENT
                                                  ------------  -------

             Benefit for income tax at federal
             statutory rate                        $2,183,476     34.0%
             Non-deductible compensation expense   (2,063,517)   (32.1)
             Increase in valuation allowance         (119,959)    (1.9)
                                                  ------------  -------

               Total                              $         -   $    -%
                                                  ============  =======


     At December 31, 1999, for federal income tax and alternative minimum tax reporting purposes, the Company has approximately $353,000 of unused net operating losses available for carryforward to future years. The benefit from carryforward of such net operating losses will expire in 2019. The benefit from utilization of such net operating loss carryforwards incurred prior to December 31, 1999 was significantly limited in connection with the Company's merger with National Air Corporation, Inc. (See Note 3). The benefit could be subject to further limitations if significant future ownership changes occur in the Company.


                                    Continued

                             BERENS INDUSTRIES, INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                                   __________

7.   STOCKHOLDERS'  EQUITY
     ---------------------

     STOCK  OPTIONS
     --------------

     The Company periodically issues incentive stock options to key employees, officers, and directors to provide additional incentives to promote the success of the Company's business and to enhance the ability to attract and retain the services of qualified persons. The issuance of such options are approved by the Board of Directors. The exercise price of an option granted is determined by the fair market value of the stock on the date of grant.

     The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related Interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under FASB Statement No. 123, "Accounting for Stock-Based Compensation", requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of the Company's employee stock options is greater than or equals the market price of the underlying stock on the date of grant, no compensation expense has been recognized.

     Proforma information regarding net income and earnings per share is required by Statement 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for the period ended December 31, 1999:
     risk-free interest rate of 6%; no dividend yield; weighted average volatility factor of the expected market price of the Company's common stock of 70%; and a weighted-average expected life of the options of 3 years.

     The Black-Scholes option valuation model was developed for use in estimating fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.


                                    Continued

                             BERENS INDUSTRIES, INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                                   __________

7.   STOCKHOLDERS'  EQUITY,  CONTINUED
     ---------------------------------

     For purposes of proforma disclosures, the estimated fair value of the options is included in expense over the option's vesting period or expected life. The Company's proforma information for the period ended December 31, 1999 follows:


          Net loss as reported                             $(6,421,988)
          Proforma net loss                                $(6,433,854)
          Proforma basic and dilutive loss
            per share                                      $     (1.39)


     A summary of the Company's stock option activity and related information for the period ended December 31, 1999 follows:


                                                     NUMBER OF  WEIGHTED-
                                                      SHARES    AVERAGE
                                                      UNDER     EXERCISE
                                                     OPTIONS     PRICE
                                                   ----------  ----------

       Outstanding - at inception,
         February 26, 1999                                 -   $        -

         Granted                                     709,250         0.08
         Exercised                                  (659,250)        0.01
         Forfeited                                         -            -
                                                   ----------

       Outstanding - December 31, 1999                50,000         1.00
                                                   ==========


     The weighted-average fair value of options granted during the period ended December 31, 1999 was $1.05 and all of the options granted expire in 2004.

8.   RECEIVABLES  FROM  STOCKHOLDERS
     -------------------------------

     Receivables from stockholders at December 31, 1999 represent amounts due from stockholders of Mercosur Industries, Inc. ("Mercosur"), a company under common control with the Company. The receivables were acquired in connection with the Company's acquisition of Artmovement (See Note 4). Receivables from stockholders are non-interest bearing, have no formal repayment schedule and arose from sale of Mercosur's common stock (See Note
     10).

     Subsequent to the acquisition of Artmovement, the Company collected $100,000 of the receivables from stockholders and made a loan to Mercosur of $48,775.


                                    Continued

                             BERENS INDUSTRIES, INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                                   __________

9.   DATABASE  ACCESS  AGREEMENT
     ---------------------------

     In August 1999, the Company entered into a database access agreement with a foreign corporation. The agreement has a 36 month term and requires monthly payments through August 2002. At December 31, 1999, the Company had prepaid $69,300 under this database access agreement.


10.  RELATED  PARTY  TRANSACTIONS
     ----------------------------

     As described in Note 4 to the financial statements, in December 1999 the Company acquired Artmovement. Artmovement's primary asset is a website that provides an auction network for buyers and sellers of art and antiques. Artmovement had previously been spun-off from Mercosur Industries, Inc. ("Mercosur"), a company that is under common control and has common management with the Company.

     Prior to the spin-off of Artmovement, Mercosur received a $3,000,000 investment commitment from certain foreign investors. In connection with the spin-off of Artmovement, Mercosur entered into an agreement with Artmovement under which it assigned the $3,000,000 subscription receivable from such foreign investors to Artmovement.


11.  NON-CASH  INVESTING  AND  FINANCING  ACTIVITIES
     -----------------------------------------------

     During the period from inception, February 26, 1999, to December 31, 1999, the Company engaged in non-cash investing and financing transactions as follows:

        Common  stock  issued  to  acquire
           Artmovement.com,  Inc.                                     $8,263,157

                             BERENS INDUSTRIES, INC.

                    (A CORPORATION IN THE DEVELOPMENT STAGE)

                                   __________




                        CONDENSED  FINANCIAL STATEMENTS

                  FOR THE THREE MONTHS ENDED MARCH 31, 2000 AND

                  THE PERIOD FROM INCEPTION, FEBRUARY 26, 1999,

                TO MARCH 31, 2000, AND THE PERIOD FROM INCEPTION,

                      FEBRUARY 26, 1999, TO MARCH 31, 1999

                                   (UNAUDITED)

                             BERENS INDUSTRIES, INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
                                TABLE OF CONTENTS
                                   __________


                                                                 PAGE
                                                                 ----

Condensed Consolidated Financial  Statements:

   Condensed Consolidated Balance Sheet as of March 31,
    2000 and December 31, 1999                                   F-19
  Condensed Consolidated Statement of Operations for the
    three months ended March 31, 2000, for the
    period from inception, February 26, 1999,
    to March 31, 1999, and for the period from
    inception, February 26, 1999, to March 31,
    2000                                                         F-20

  Condensed Consolidated Statement of Stockholders' Equity
    for the three months ended March 31, 2000                    F-21

  Condensed Consolidated Statement of Cash Flows for the
    three months ended March 31, 2000, the
    period from inception, February 26, 1999,
    to March 31, 1999, and the period from
    inception, February 26, 1999 to March 31,
    2000                                                         F-22

Selected Notes to Condensed Financial Statements                 F-23

                                   BERENS INDUSTRIES, INC.
                          (A CORPORATION IN THE DEVELOPMENT STAGE)
                            CONDENSED CONSOLIDATED BALANCE SHEET
                                         __________
                                         (UNAUDITED)


                                                              MARCH 31,   DECEMBER 31,
                                                               2000           1999
     ASSETS                                                 (UNAUDITED)       NOTE
     ------                                                 ------------  ------------
Current assets:
  Cash and cash equivalents                                 $   429,046   $    13,316
  Accounts receivable, trade                                      5,249         1,989
  Other receivables                                              11,068             -
  Prepaid license fee                                            39,600        69,300
                                                            ------------  ------------

    Total current assets                                        484,963        84,605

Property and equipment, net of accum-
  ulated depreciation of $2,254 and
  $1,618 at March 31, 2000 and
  December 31, 1999, respectively                                 5,814         6,022
Other assets                                                          -         1,259
                                                            ------------  ------------

      Total assets                                          $   490,777   $    91,886
                                                            ============  ============


LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------

Current liabilities:
  Note payable to bank                                      $    11,000   $   150,000
  Accounts payable                                               48,004        18,025
  Accrued liabilities                                            16,366        17,863
                                                            ------------  ------------

    Total current liabilities                                    75,370       185,888
                                                            ------------  ------------

Commitment and contingencies

Stockholders' equity:
  Common stock, $.001 par value, 20,000,000
    shares authorized, 18,901,380 and
    18,108,500 shares issued and outstand-
    ing at March 31, 2000 and December 31,
    1999, respectively                                           18,901        18,108
  Additional paid-in capital                                  9,794,455     9,258,653
  Receivables from stockholders                              (2,787,577)   (2,948,775)
  Losses accumulated during the development
    stage                                                    (6,610,372)   (6,421,988)
                                                            ------------  ------------

    Total stockholders' equity                                  415,407       (94,002)
                                                            ------------  ------------

      Total liabilities and stockholders'
        equity                                              $   490,777   $    91,886
                                                            ============  ============

Note: The balance sheet at December 31, 1999 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. See accompanying notes.

                             BERENS INDUSTRIES, INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                   __________
                                   (UNAUDITED)


                                               INCEPTION,      INCEPTION,
                               THREE MONTHS    FEBRUARY 26,   FEBRUARY 26,
                                   ENDED        1999, TO         1999, TO
                                  MARCH 31,     MARCH 31,       MARCH 31,
                                   2000           1999            2000
                              --------------  --------------  ------------
Service revenue                  $12,551            $-          $15,094
                              --------------  --------------  ------------
Operating expenses:
  Common stock and option
    compensation                     33,600               -       839,611
  Salaries and wages                 35,203               -       162,917
  Legal and consulting fees          34,322           1,543        98,747
  License fees                       29,700               -        79,200
  Website development costs               -               -     5,263,157
  Other                              68,110               -       181,834
                              --------------  --------------  ------------

    Total operating expenses        200,935           1,543     6,625,466
                              --------------  --------------  ------------

Net loss                      $    (188,384)  $      (1,543)  $(6,610,372)
                              ==============  ==============  ============

Basic and dilutive net loss
  per common share            $       (0.01)  $       (0.01)
                              ==============  ==============

Weighted average shares out-
  Standing                       18,749,966         737,505
                              ==============  ==============

                             See accompanying notes.

                                              BERENS INDUSTRIES, INC.
                                      (A CORPORATION IN THE DEVELOPMENT STAGE)
                             CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                     FOR THE THREE MONTHS ENDED MARCH 31, 2000
                                                     __________
                                                    (UNAUDITED)


                                                                                             LOSSES
                                                                                           ACCUMULATED
                                          COMMON STOCK         ADDITIONAL    RECEIVABLE    DURING THE
                                     -----------------------    PAID-IN         FROM       DEVELOPMENT
                                       SHARES      AMOUNT       CAPITAL      STOCKHOLDERS     STAGE         TOTAL
                                     ----------  -----------  -------------  ------------  ------------  ----------
Balance at December 31, 1999         18,108,500    $18,108     $9,258,653    $(2,948,775)  $(6,421,988)  $(94,002)

Proceeds from private placements of
  common stock                          759,280          759        502,236            -             -     502,995

Common stock issued as compensation
  to consultants                         33,600           34         33,566            -             -      33,600

Receipt of cash from stockholder
  under loan commitment                       -            -              -      161,198             -     161,198

Net loss                                      -            -              -            -      (188,384)   (188,384)
                                     ----------  -----------  -------------  ------------  ------------  ----------

Balance at March 31, 2000            18,901,380  $    18,901  $   9,794,455  $(2,787,577)  $(6,610,372)  $ 415,407
                                     ==========  ===========  =============  ============  ============  ==========

                             See accompanying notes.

                               BERENS INDUSTRIES, INC.
                      (A CORPORATION IN THE DEVELOPMENT STAGE)
                  CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                                     __________
                                     (UNAUDITED)


                                                         INCEPTION       INCEPTION,
                                          THREE MONTHS   FEBRUARY 26,   FEBRUARY 26,
                                             ENDED        1999, TO       1999, TO
                                            MARCH 31,     MARCH 31,      MARCH 31,
                                             2000            1999          2000
                                        --------------  --------------  ------------

Cash flows from operating activities:
  Net loss                                $(160,278)       $(1,543)     $(6,610,372)
  Adjustments to reconcile net loss
    to net cash used in operating
    activities                                (49,982)          1,543     6,113,475
                                        --------------  --------------  ------------

        Net cash used in operating
          Activities                         (210,260)              -      (496,897)
                                        --------------  --------------  ------------

Cash flows from investing activities:
  Purchase of computers and equipment            (428)              -        (8,068)
  Loan to stockholder                         (48,775)              -       (48,775)
                                        --------------  --------------  ------------

        Net cash used in investing
          Activities                          (49,203)              -       (56,843)
                                        --------------  --------------  ------------

Cash flows from financing activities:
  Proceeds from note payable to bank          150,000               -       150,000
  Repayment of note payable to bank          (139,000)              -      (139,000)
  Proceeds from sale of common stock          502,995               -       710,588
  Proceeds from receivable from
    Stockholder                               161,198               -       261,198
                                        --------------  --------------  ------------

        Net cash provided by financing
          activities                          675,193               -       982,786
                                        --------------  --------------  ------------

Net increase (decrease) in cash and
  cash equivalents                            415,730               -       429,046

Cash and cash equivalents at
  beginning of period                          13,316               -             -
                                        --------------  --------------  ------------

Cash and cash equivalents at end of
  Period                                $     429,046   $           -   $   429,046
                                        ==============  ==============  ============


                             See accompanying notes.

                             BERENS INDUSTRIES, INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
          SELECTED NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   __________
                                   (UNAUDITED)

1.   BASIS  OF  PRESENTATION
     -----------------------

     The accompanying unaudited interim financial statements have been prepared in accordance with generally accepted accounting principles and the rules of the U.S. Securities and Exchange Commission, and should be read in conjunction with the audited financial statements and notes thereto contained in the Company's Annual Report of Form 10-KSB for the year ended December 31, 1999. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosure contained in the audited financial statements for the most recent fiscal year ended December 31, 1999, as reported in the Form 10-KSB, have been omitted.


2.   GENERAL
     -------

     Effective June 15, 1999, Berens Industries, Inc. acquired National Air Corporation (together the "Company") in a recapitalization transaction accounted for similar to a reverse acquisition. Berens Industries, Inc. is currently involved in the development of an online auction site for sale of exclusive paintings and other art works. The Company is a development stage enterprise because, since its inception, substantially all its efforts have been devoted to Web site development and fund raising activities.


3.   COMPREHENSIVE  INCOME
     ---------------------

     The Company has adopted Statement of Financial Accounting Standards ("SFAS") No. 130, Reporting Comprehensive Income, which requires a company to display an amount representing comprehensive income as part of the Company's basic financial statements. Comprehensive income includes such items as unrealized gains or losses on certain investment securities and certain foreign currency translation adjustments. The Company's financial statements include none of the additional elements that affect comprehensive income. Accordingly, comprehensive income and net income are identical.

                                    Continued

                             BERENS INDUSTRIES, INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
                    SELECTED NOTES TO CONDENSED CONSOLIDATED
                         FINANCIAL STATEMENTS, CONTINUED
                                   __________
                                   (UNAUDITED)

4.   ESTIMATES
     ---------

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets or liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


5.   INCOME  TAX
     -----------

     The difference between the Federal statutory income tax rate and the Company's effective income tax rate is primarily attributable to increases in valuation allowances for deferred tax assets relating to net operating losses.